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Xerox Corporation

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Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904

April 11, 2005

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Xerox Corporation to be held Thursday, May 19, 2005 at the Hilton Hartford Hotel, 315 Trumbull Street, Hartford, Connecticut. Your Board of Directors and Management look forward to greeting in person those shareholders able to attend.

At the Annual Meeting you will be asked to vote upon the election of eleven Directors and to ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditors for 2005. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.

You will note an addition to the slate of directors proposed for election at this Annual Meeting, Robert A. McDonald, Vice Chairman — Global Operations, The Proctor & Gamble Company. He will bring the benefit of a strong operational and international background and 25 years of business experience to our board. Not standing for reelection as a director is John E. Pepper, who has served on our board for over 15 years. We are deeply grateful for his many invaluable contributions to our company. The proposed slate of directors includes 10 independent directors and one employee director.

It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to vote your shares using one of the methods described in the following pages. Voting instructions are set forth in the accompanying voting instruction and proxy card.

For the Board of Directors,

Anne M. Mulcahy
Chairman and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

Date and Time:	Thursday, May 19, 2005 at 10:00 a.m.
Location:	Hilton Hartford Hotel, 315 Trumbull Street, Hartford, Connecticut
Purpose:
(1) Election of 11 Directors
(2) Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005
(3) Consider such other business as may properly come before the meeting

Record Date:	March 24, 2005 — You are eligible to vote if you were a shareholder of record on this date.
Proxy Voting:	(1) Telephone (2) Internet (3) Proxy Card Please review the accompanying proxy card for voting instructions.
Importance of Vote:	Whether or not you plan to attend, please submit a proxy as soon as possible to insure that your shares are represented.

By order of the Board of Directors,

J. Michael Farren
Secretary

April 11, 2005

TABLE OF CONTENTS

GENERAL	4
The Meeting	4
Shares Entitled to Vote	4
Proxy Voting and Quorum	4
Choices in Voting	4
ESOP Voting Instruction	4
Required Vote	4
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Corporate Governance	5
Committee Functions, Membership and Meetings	6
Audit Committee	6
Corporate Governance Committee	6
Compensation Committee	7
Finance Committee	7
Attendance and Compensation of Directors	7
Summary of Director Annual Compensation	8
Terms Used in Biographies	8
Biographies	9
Ownership of Company Securities	12
Executive Compensation	14
Report of the Compensation Committee of the Board of Directors	14
Summary Compensation Table	19
Option Grants	20
Option Exercises/Year-End Values	21
Long-Term Incentive Plan Awards in January 2005	21
Equity Compensation Plan Information	22
Retirement Plans	23
Certain Transactions	24
Litigation	25
Indemnification Actions	25
Five-Year Performance Comparison	26
Directors and Officers Liability Insurance and Indemnity	27
Section 16(a) Beneficial Ownership Reporting Compliance	27
Board of Directors Recommendation	27
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
Principal Auditor Fees and Services	27
Audit Committee Report	27
Board of Directors Recommendation	28
OTHER MATTERS	28
Other Actions at Meeting	28
Information about this Solicitation of Proxies	28
Confidential Voting	28
Shareholder Communication with Members of the Board	28
Multiple Shareholders Having the Same Address	29
Availability of Additional Information	29

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS	29
Shareholder Proposals for 2006 Meeting	29
Corporate Governance Committee Director Nomination Process	29
EXHIBITS	31
Exhibit I — Xerox Corporate Governance Guidelines	31
Exhibit II — Audit Committee Charter	37

PROXY STATEMENT

GENERAL
The Meeting

The Board of Directors of Xerox Corporation (Xerox, the Company, we or us) is requesting your proxy for the Annual Meeting of Shareholders on May 19, 2005 beginning at 10:00 a.m., and any adjournments thereof. The meeting will be held at the Hilton Hartford Hotel, 315 Trumbull Street, Hartford, Connecticut.

Shares Entitled to Vote

Holders of record of the Company’s Common Stock, par value $1 per share (Common Stock), as of the close of business on March 24, 2005 are entitled to vote. On that date there were 958,139,880 shares of Common Stock outstanding. At the meeting each share of Common Stock is entitled to one vote on each proposal.

Proxy Voting and Quorum

Shareholders of record may vote their proxies by telephone, Internet or mail. By using your proxy to vote in one of these ways, you authorize the three directors whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

If you attend the meeting, you may of course vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy.

You may revoke or change your proxy at any time before it is exercised, either in writing to the Secretary of the Company, or through the Internet or by telephone voting.

Choices in Voting

You have several choices in completing your voting.

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote FOR all the directors or withhold your vote on all or certain of the directors.

•	You may indicate a preference to abstain on any other proposal, in which case no vote will be recorded.

•	You may submit a proxy without indicating your voting preferences, in which case the proxies will vote your shares:

—	for election of the directors nominated by the Board of Directors, and

—	for ratification of the selection of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for the year 2005.

ESOP Voting Instruction

Beneficial owners of the shares of Common Stock held in their accounts in the Company’s Employee Stock Ownership Plan (ESOP) can instruct State Street Bank and Trust Company, as ESOP Trustee (ESOP Trustee), by telephone, Internet or mail how to vote. No matter which method is used, the instructions are confidential and will not be disclosed to the Company. By using the voting instruction in one of these ways, you instruct the ESOP Trustee to vote the shares allocated to your ESOP account. You also authorize the ESOP Trustee to vote a proportion of the shares of Common Stock held in the ESOP trust for which no instructions have been received.

Required Vote

A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the selection of PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, as the Company’s independent auditors for the year 2005. Under the law of New York, the Company’s state of incorporation, only votes cast “for” the election of directors or those cast “for” or “against” any other proposal will be counted in determining whether a nominee for director has been elected or the selection of PwC has been ratified. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting for such purpose.

Proposal 1 — Election of Directors

Shareholders annually elect directors to serve for one year and until their successors have been elected and shall have qualified. The eleven persons whose biographies appear on pages 9 through 12 have been proposed by the Board of Directors based on a recommendation by the Corporate Governance Committee of the Board of Directors, none of whose members is an officer of the Company.

Ten of the eleven nominees are neither employees nor former employees of Xerox, its subsidiaries or associated companies and have been deemed independent by the Board. These Board members bring to us valuable experience from a variety of fields.

If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

Corporate Governance

Xerox is committed to the highest standards of business integrity and corporate governance. We have adopted a Code of Business Conduct and Ethics for members of the Board of Directors and a separate Finance Code of Conduct, which is a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, among others. We have also adopted Corporate Governance Guidelines and charters for all Committees of the Board, including the Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Finance Committee. The Corporate Governance Committee was created with greatly expanded responsibilities in place of the former Nominating Committee. The Code of Business Conduct and Ethics for members of the Board of Directors, the Finance Code of Conduct, the Corporate Governance Guidelines, and the charters of the Corporate Governance, Audit, Compensation and Finance Committees can be found on our website at http://www.xerox.com/investor and then clicking on Corporate Governance. They are also available to any shareholder who requests them by writing to Xerox Corporation, 800 Long Ridge Road, Stamford, Connecticut 06904, Attention: Corporate Secretary.

The Board and each of the Committees of the Board periodically review and reassess the adequacy of our overall corporate governance, the Corporate Governance Guidelines and the Committee charters. As part of this periodic review and reassessment, the Board recently approved revisions to the Corporate Governance Guidelines for the purpose of adopting categorical standards to assist its determination as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)	he or she meets all the bright-line independence and other applicable requirements under the listing standards of the New York Stock Exchange (NYSE) and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;

(2)	he or she is not a current employee (and none of his or her “immediate family members”, as defined by the NYSE Corporate Governance Rules, is employed as an “executive officer”, as defined by the NYSE Corporate Governance Rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

(3)	in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s proxy statement).

In addition, the Board recently approved revisions to the Audit Committee charter consistent with the recent amendments to the NYSE Corporate Governance Rules. Copies of the revised Corporate Governance Guidelines and the Audit Committee charter are attached to this Proxy Statement as Exhibits I and II.

Our Board has determined that all of the nominees for election as directors have satisfied the foregoing categorical standards and are independent under the NYSE Corporate Governance Rules, with the exception of Anne M. Mulcahy, our Chairman and Chief Executive Officer. As a result, 91% of the proposed members of our Board are independent.

Under our Corporate Governance Guidelines each regularly scheduled Board meeting includes an executive session of all directors with the CEO and, a separate executive session of just the independent directors. The Chairmen of the Corporate Governance Committee and the Compensation Committee rotate responsibility to preside over non-management executive sessions and are responsible for providing appropriate feedback to the CEO.

Set forth below is a list of the Committees of our Board, the number of meetings held and a summary of the responsibilities of each Committee and its membership.

Committee Functions, Membership and Meetings

Our Board of Directors has four standing committees: Audit, Corporate Governance, Compensation and Finance. Here is a description of each Committee, the number of meetings held during 2004 and its membership:

Audit Committee (13 meetings)

Reference is made to a complete copy of the charter of the revised Audit Committee which is attached to this Proxy Statement as Exhibit II and posted on the Company’s website as described above. Responsibility:

•	oversight of the integrity of the Company’s financial statements,

•	Company’s compliance with legal and regulatory requirements,

•	independent auditors’ qualifications and independence,

•	performance of the Company’s independent auditors and the internal audit function and

•	Company’s code of business conduct and ethics.

The Committee is also responsible for the preparation of the audit committee report required by the Rules of the Securities and Exchange Commission (SEC) to be included in the Company’s annual proxy statement.

Consistent with the foregoing, a Report of the Audit Committee appears on pages 27–28 under “Audit Committee Report.”

Members: Richard J. Harrington, William Curt Hunter, N. J. Nicholas, Jr., and John E. Pepper, all non-employee directors.

Chairman: Mr. Pepper

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the NYSE Corporate Governance Rules.

The Board of Directors has determined that the following members of the Audit Committee are “audit committee financial experts”, within the meaning of Item 401(h) of Regulation S-K issued by the SEC, and are financially literate: Richard J. Harrington, William Curt Hunter, N. J. Nicholas, Jr. and John E. Pepper. Such members are also “independent” as that term is used in Item 7(d)(3)(iv) of the SEC’s Proxy Regulations. The SEC has determined that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and the Board of Directors in the absence of such identification.

Corporate Governance Committee (3 meetings)

Reference is made to a complete copy of the charter of the Corporate Governance Committee which is posted on the Company’s website as described above. Responsibility:

•	identify and recommend to the Board individuals to serve as directors of the Company and on committees of the Board,

•	advise the Board regarding composition, procedures and committees,

•	develop and recommend to the Board and annually review a set of corporate governance principles applicable to the Company,

•	evaluate and recommend director compensation to the Board, and

•	oversee the annual Board and Committee evaluation processes.

The Committee recommends to the Board of Directors nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Glenn A. Britt, Vernon E. Jordan, Jr., and Ralph S. Larsen, all non-employee directors.

Chairman: Mr. Jordan

The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent as defined in the NYSE Corporate Governance Rules.

Compensation Committee (4 meetings)

Reference is made to a complete copy of the charter of the Compensation Committee which is posted on the Company’s website as described above. Responsibility:

•	recommend to the Board of Directors the remuneration arrangements for senior management of the Company including the adoption of compensation plans in which senior management is eligible to participate and the granting of benefits under any such plans;

•	consult with the Chief Executive Officer and advise the Board with respect to senior management succession planning;

•	review and approve performance goals and objectives with respect to the compensation of the Chief Executive Officer and all other officers consistent with approved compensation plans; and

•	oversee the performance evaluation of the Chief Executive Officer and all other officers against approved goals and objectives.

Members: Hilmar Kopper, Ralph S. Larsen and John E. Pepper, all non-employee directors.

Chairman: Mr. Larsen

The Board of Directors has determined that all of the members of the Compensation Committee are independent as defined in the NYSE Corporate Governance Rules.

Finance Committee (4 meetings)

Reference is made to a complete copy of the charter of the Finance Committee which is posted on the Company’s website as described above. Responsibility:

•	oversee the investment management of the Company’s employee savings and retirement plans; and

•	review the Company’s asset mix, capital structure and strategies, financing strategies, insurance coverage and dividend policy.

Members: Vernon E. Jordan, Jr., Hilmar Kopper, N. J. Nicholas, Jr., Ann N. Reese and Stephen Robert, all non-employee directors.

Chairman: Mr. Nicholas

The Board of Directors has determined that all of the members of the Finance Committee are independent as defined in the NYSE Corporate Governance Rules.

Attendance and Compensation of Directors

Attendance: 7 meetings of the Board of Directors and 24 meetings of the Board committees were held in 2004. All incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which they served. The Company’s policy generally is for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All nominees for director, except one, who were serving as directors at the time of the 2004 Annual Meeting of Stockholders attended that meeting.

We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Director Annual Compensation

The compensation for directors during 2004, as recommended by Frederic W. Cook & Co., Inc., independent consultant to the Corporate Governance Committee, and approved by the Board of Directors, was as follows:

	Cash	Deferred Stock Units
Board Fees	$65,000	$65,000
Committee Chairman Fees
— Audit	$15,000	$15,000
— Compensation	$10,000	$10,000
— Corporate Governance	$7,500	$7,500
— Finance	$7,500	$7,500
Audit Committee Members	$5,000	$5,000
Expenses	Out-of-pocket expenses in connection with service

Eligibility: Directors who are our employees receive no compensation for service as a director.

Cash: For the cash portion of their compensation, directors can elect to receive cash on a current basis, or defer receipt under the existing Deferred Compensation Plan for Directors, or receive additional DSUs in lieu thereof under the 2004 Equity Compensation Plan for Non-Employee Directors (2004 Director Plan). Amounts deferred under the Deferred Compensation Plan for Directors are assumed to be invested, without charge, in one or more investment funds established under the Xerox Corporation Savings Plan or one or more fixed income return investments including a prime rate fixed income return investment fund. The value of each of these deferred accounts reflect all gains, losses and rates of return from such hypothetical investments. The value of these deferred accounts is generally determined on each business day. Amounts deemed invested in prime rate fixed income return investment fund would have accrued interest at rates ranging from 4.00% to 5.00% per annum in fiscal year 2004.

Deferred Stock Units (DSUs): DSUs are a bookkeeping entry that represents the right to receive one share of Company Common Stock at a future date, currently at the earlier of one year after termination of Board service or the date of death. The number of DSUs awarded is equal to the quotient of the dollar value listed above divided by the price per share of the Company’s Common Stock on the effective date of the semi-annual awards. DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in the same amounts that an equivalent number of shares of Common Stock would be entitled to receive dividends. The DSUs are issued under the 2004 Director Plan, a plan that was approved by the Xerox shareholders at the May 20, 2004 Annual Meeting.

Terms Used in Biographies

To help you consider the nominees, we provide summary biographical information. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s Common Stock, including restricted shares of Common Stock issued under the Restricted Stock Plan For Directors, which has been terminated upon shareholder approval of the 2004 Directors Plan at last year’s annual meeting of shareholders, Deferred Stock Units issued under the 2004 Directors Plan and Common Stock owned through the individual’s ESOP account. None of the nominees owns any of the Company’s other securities.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. This means he or she has or shares voting power and/or investment power with respect to the securities, even though another name — that of a broker, for example — appears in the Company’s records. All ownership figures are as of March 15, 2005.

For information on compensation for officers, see the Executive Compensation section starting on page 14.

Glenn A. Britt
Age: 56 Director since: 2004
Xerox securities owned: 1,000 common shares and 8,044 deferred stock units
Options/Rights: none
Occupation: Chairman and Chief Executive Officer, Time Warner Cable
Education: BA, Dartmouth College; MBA, Amos Tuck School of Business Administration
Other Directorships: None

Other Background: Joined Time Inc. in 1972. Elected Vice President of Time Inc in 1986, Treasurer in 1986 and Vice President-Finance of Time Inc in 1988. Became Senior Vice President and Treasurer of Time Warner Inc. and then President and CEO of Time Warner Cable Ventures. Appointed President of Time Warner Cable in 1999. Member of the Corporate Governance Committee of Xerox.

Richard J. Harrington
Age: 58 Director since: 2004
Xerox securities owned: 856 common shares and 7,364 deferred stock units
Options/Rights: none
Occupation: President and Chief Executive Officer, The Thomson Corporation
Education: BA, University of Rhode Island
Other Directorships: The Thomson Corporation

Other Background: Joined Thomson in 1982 and held a number of leadership positions including President and CEO of Thomson Newspapers: President and CEO of Thomson Professional Publishing; President and CEO of Mitchell International and President of Thomson & Thomson. Employed as a Certified Public Accountant for Arthur Young & Co for six years prior to joining Thomson. Member of the Audit Committee of Xerox.

William Curt Hunter
Age: 57 Director since: 2004
Xerox securities owned: 9,539 deferred stock units and indirect interest in approximately 2,558 common shares through the Deferred Compensation Plan
Options/Rights: none
Occupation: Dean and Distinguished Professor Finance, University of Connecticut School of Business
Education: BA, Hampton University; MBA, Northwestern University; PhD, Northwestern University
Other Directorships: Trustee of Nuveen Investments

Other Background: Joined the Federal Reserve Bank of Chicago in 1995 and most recently held the position of Senior Vice President and Director of Research. Member of the Bank’s management committee, served as the Bank’s chief economic advisor and oversaw the Statistical Reports and Consumer and Community Affairs units. Also served as Associate Economist on the Federal Open Market Committee, the Federal Reserve System’s primary monetary policy group. US Treasury advisor to the Bulgarian National Bank. Held faculty positions at University of Georgia, Atlanta University, Emory University, Chicago State University and Northwestern University. Member of the Audit Committee of Xerox.

Vernon E. Jordan, Jr.
Age: 69 Director since: 1974
Xerox securities owned: 40,019 common shares, 7,626 deferred stock units and an indirect interest in approximately 6,705 common shares through the Deferred Compensation Plan
Options/Rights: 40,000 common shares
Occupation: Senior Managing Director, Lazard Freres & Co. LLC; Of Counsel, Akin, Gump, Strauss, Hauer & Feld, LLP
Education: BA, DePauw University; JD, Howard University Law School
Other Directorships: American Express Company; Asbury Automotive Group; Dow Jones & Co., Inc.; J.C. Penney Company, Inc.; and Sara Lee Corporation

Other Background: Joined Lazard Freres & Co. LLC in January 2000. Became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld in 1982, following ten years as President of the National Urban League, Inc. Member of the Bar of Arkansas, Georgia and the District of Columbia as well as the U.S. Supreme Court Bar. Member of the Council on Foreign Relations, The American Law Institute, the American Bar Association, the National Bar Association and the Bilderberg Meetings. Chairman of the Corporate Governance Committee and member of the Finance Committee of Xerox.

Hilmar Kopper
Age: 70 Director since: 1991
Xerox securities owned: 37,452 common shares and 7,026 deferred stock units
Options/Rights: 35,050 common shares
Occupation: Former Chairman and Chief Executive Officer, Deutsche BankAG
Education: High school diploma
Other Directorships: DaimlerChrysler AG; Unilever NV/PLC

Other Background: Apprenticeship with Rheinisch-Westfalischen Bank AG in Cologne, 1954. Management trainee at J. Henry Schroder Banking Corporation, New York. Foreign Department, Deutsche Bank’s Central Office in Dusseldorf and Manager, Leverkusen branch, 1969. Appointed to the Board of Managing Directors of Deutsche Bank subsidiary European Asian Bank AG in Hamburg, 1972. Executive Vice President, Deutsche Bank AG, 1975; and Member of the Board of Managing Directors, Deutsche Bank AG, 1977. Spokesman of the Board of Managing Directors, December 1989 to May 1997. Member of the Compensation and Finance Committees of Xerox.

Ralph S. Larsen
Age: 66 Director since: 1990
Xerox securities owned: 33,689 common shares, 10,221 deferred stock units and an indirect interest in approximately 50,092 common shares through the Deferred Compensation Plan
Options/Rights: 40,000 common shares
Occupation: Former Chairman and Chief Executive Officer, Johnson & Johnson
Education: BBA, Hofstra University
Other Directorships: General Electric Company

Other Background: Joined Johnson & Johnson in 1962, named Vice President of Marketing, McNeil Consumer Products Company in 1980. President of Becton Dickinson’s Consumer Products Division, 1981 to 1983. Returned to Johnson & Johnson as President of its Chicopee subsidiary in 1983. Named a company Group Chairman in 1986, and Chairman of the Board and Chief Executive Officer in 1989. Retired in 2002. Served two years in the U.S. Navy. Member of the Nominating & Corporate Governance and Management Development & Compensation Committees of General Electric. Chairman of the Compensation Committee and member of the Corporate Governance Committee of Xerox.

Robert A. McDonald
Age: 51
Xerox securities owned: None
Options/Rights: None
Occupation: Vice Chairman Global Operations, The Procter & Gamble Company
Education: U.S. Military Academy, B.S., 1975; University of Utah, M.B.A., 1978
Other Directorships: None

Other Background: Joined Procter & Gamble in 1980. Named Vice President and General Manager — Philippines, Asia/Pacific-South, Procter & Gamble Far East in 1994; Regional Vice President — Japan, Procter & Gamble Asia in 1996; President, Northeast Asia in 1999; President, Global Fabric & Home Care in 2001; and Vice Chairman Global Operations in 2004. He is a non-voting member of the Board of Directors of The Procter & Gamble Company.

Anne M. Mulcahy
Age: 52 Director since: 2000
Xerox securities owned: 749,449 common shares; 44,271 common shares held indirectly in a GRAT; and an indirect interest in approximately 35,748 shares through the Deferred Compensation Plan; immediate family owns 282 common shares in an ESOP account.
Options/Rights: 5,289,708 common shares
Occupation: Chairman and Chief Executive Officer, Xerox Corporation
Education: BA, Marymount College
Other Directorships: Citigroup, Inc.; Target Corporation

Other Background: Joined Xerox in 1976 as a sales representative and held various sales and senior management positions. Named Vice President for Human Resources in 1992; Senior Vice President in 1998; and Executive Vice President in 1999. Elected President and Chief Operating Officer in May 2000, Chief Executive Officer in August 2001 and assumed the additional role of Chairman on January 1, 2002.

N. J. Nicholas, Jr.
Age: 65 Director since: 1987
Xerox securities owned: 106,700 common shares, 8,153 deferred stock units and an indirect interest in approximately 55,825 common shares through the Deferred Compensation Plan; immediate family owns 1,400 shares
Options/Rights: 40,000 common shares
Occupation: Investor
Education: BA, Princeton University; MBA, Harvard University Graduate School of Business Administration
Other Directorships: Boston Scientific Corporation; Time Warner Cable

Other Background: President of Time, Inc. from 1986 to 1990 and President and Co-Chief Executive Officer, Time-Warner Inc. from 1990 to 1992. Former member of the President’s Advisory Committee on Trade Policy and Negotiations and the President’s Commission on Environmental Quality. Trustee Chairman of Environmental Defense. Chairman of the Finance Committee and member of the Audit Committee of Xerox.

Ann N. Reese
Age: 52 Director Since: 2003
Xerox securities owned: 6,654 common shares and 8,858 deferred stock units
Options/Rights: 5,000
Occupation: Executive Director, Center for Adoption Policy
Education: BA, University of Pennsylvania; MBA, New York University Graduate School of Business
Other Directorships: Jones Apparel Group; KMart Holdings; Merrill Lynch & Co., Inc.

Other Background: Co-founded the Center for Adoption Policy in 2001. Principal, Clayton, Dubilier & Rice, 1999–2000. Executive Vice President and Chief Financial Officer, ITT Corporation, 1995–1998; Treasurer, ITT Corporation, 1992–1995; Assistant Treasurer, ITT Corporation, 1987–1992. Member of the Xerox Finance Committee.

Stephen Robert
Age: 64 Director Since: 2004
Xerox securities owned: 50,000 common shares, 8,858 deferred stock units and an indirect interest in approximately 4,750 common shares through the Deferred Compensation Plan
Options/Rights: None
Occupation: Chancellor, Brown University; Chairman, Robert Capital Management LLC
Education: BA, Brown University
Other Directorships: None

Other Background: Joined Oppenheimer & Co. in 1968 as a portfolio manager of the Oppenheimer Fund. Became a partner in 1970 and a member of the Executive Committee and Director of Research in 1977. In 1979 became President and in 1983 assumed the role of Chairman and CEO. Led the team which returned Oppenheimer to private ownership through a management buy-out. Shareholder and part-time employee of Renaissance Technologies Corp. and a member of the advisory board of Blackstone Alternative Asset Management. Member of the Xerox Finance Committee.

Ownership of Company Securities

We do not know of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities as of December 31, 2004, except as set forth below(1).

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94104	102,294,497	(2)	10.7%
Common Stock	State Street Bank and Trust Company, as Trustee under other plans and accounts 225 Franklin Street Boston, MA 02110	82,702,983	(3)	8.7%
Common Stock	Putnam, LLC d/b/a Putnam Investments One Post Office Square Boston, Massachusetts 02109	49,876,926	(4)	5.2%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	42,204,044	(5)	5.0%

(1)	The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the Form 13G filed by the named entity with the SEC. All of the firms named in the table, other than State Street Bank and Trust Company, are registered investment advisers under the Investment Advisers Act of 1940, as amended.

(2)	Within the total reported, as to certain of the shares, Dodge & Cox has sole voting power for 94,937,197 shares, shared voting power for 1,726,000 shares, sole dispositive power for 102,294,497 shares and no shared dispositive power for any of the shares.

(3)	Within this total as to certain of the shares, State Street Bank and Trust Company has sole voting power for 29,807,893 shares, shared voting power for 52,895,090 shares, shared dispositive power for 82,702,983 shares and no sole dispositive power for any of the shares. State Street Bank and Trust Company holds 28,872,105.47 of the total reported shares as ESOP Trustee under the Xerox ESOP. Each ESOP participant may direct the ESOP Trustee as to the manner in which shares allocated to his or her ESOP account shall be voted. The ESOP Trust Agreement provides that the ESOP Trustee shall vote any shares allocated to participants’ ESOP accounts as to which it has not received voting instructions in the same proportions as shares in participants’ ESOP accounts as to which voting instructions are received. Shares which have not been allocated are voted in the same proportion. The power to dispose of shares is governed by the terms of the ESOP Plan and elections made by ESOP participants.

(4)	Putnam, LLC d/b/a Putnam Investments and its affiliate companies own these shares in aggregate and have shared voting power for 5,292,933 shares and shared dispositive power for 49,876,926 shares, and have no sole voting or dispositive power for any of the shares.

(5)	Within the total reported, as to certain of the shares, Harris Associates L.P. and Harris Associates Inc. have shared voting power for 42,204,044 shares, sole dispositive power for 19,485,244 shares, shared dispositive power for 22,718,800 shares and no sole voting power for any of the shares.

Shares of Common Stock of the Company owned beneficially by its directors and nominees for director, each of the current executive officers named in the Summary Compensation Table below and directors and all current executive officers as a group, as of March 15, 2005, were as follows:

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest
Glenn A. Britt	1,000	9,044
Ursula M. Burns	831,309	1,307,211
James A. Firestone	966,244	1,303,346
Richard J. Harrington	856	8,220
William Curt Hunter	—	12,097
Vernon E. Jordan, Jr.	78,352	94,350
Hilmar Kopper	70,835	79,528
Ralph S. Larsen	72,022	134,002
Michael C. Mac Donald	395,499	663,713
Anne M. Mulcahy	3,828,076	6,119,458
N. J. Nicholas, Jr.	146,433	212,078
John E. Pepper	150,061	165,969
Ann N. Reese	9,987	20,512
Stephen Robert	50,000	63,608
Lawrence A. Zimmerman	581,566	868,668
All directors and executive officers as a group (26)	10,429,722	15,568,682

Percent Owned by Directors and Executive Officers: Less than 1% of the aggregate number of shares of Common Stock outstanding at March 15, 2005 is owned by each director and executive officer. The amount beneficially owned by all directors and executive officers as a group amounted to approximately 1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers in accordance with SEC rules. Shares of Common Stock which executive officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights are included. Shares held in a GRAT or by family members shares held in the Xerox Corporation Employee Stock Ownership Plan accounts, and vested restricted shares the receipt of which has been deferred under one or more equity compensation plans (which plans have been superseded by the Xerox Corporation 2004 Performance Incentive Plan approved by the shareholders in May 2004) are also included. All these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned.

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column plus options held by directors and executive officers not exercisable within 60 days, incentive stock units, deferred stock units, performance shares and restricted shares. The numbers also include the interests of executive officers and directors in the Xerox Stock Fund under the Xerox Corporation Savings Plan and the Deferred Compensation Plans.

Executive Compensation

Report of the Compensation Committee of the Board of Directors

Purpose of the Compensation Committee

The Board of Directors created the Compensation Committee (the “Committee”) to fulfill the Board’s responsibilities relating to compensation of the Company’s officers. Specific Committee responsibilities include reviewing and approving performance goals of the Chief Executive Officer and all other officers, overseeing the performance evaluation of all officers, reviewing and approving executive compensation plans, setting the compensation for the Chief Executive Officer and all other officers, and consulting with the Chief Executive Officer and the Board on management succession. The Committee Charter can be found on our website at http://www.xerox.com/investor and then clicking on Corporate Governance, and is also available to any shareholder who requests it by writing to Xerox Corporation, 800 Long Ridge Road, Stamford, Connecticut 06904, Attention: Corporate Secretary.

The Committee is comprised of three independent directors.

Actions Taken by the Committee in 2004

In connection with their duties, the Committee met four times during 2004.

The Company’s executive compensation policies, plans and programs provide competitive levels of compensation that align pay with the Company’s annual and long-term performance objectives. They include incentives necessary to reward contributions and leadership to increase profitability and operating cash flow of the Company, enhancing confidence in the financial stewardship of the Company, creating and maintaining the high morale and commitment of the Company’s employees and furthering the Company’s values as a responsible corporate citizen. The Company seeks to be recognized as a leader in corporate social responsibility. These leadership goals are encompassed within our environmental, diversity, and ethics programs and are supported by the Company’s corporate governance process and extensive community outreach. They also support the Company objectives of attracting, motivating and retaining high-performing executives and allowing for recognition of superior corporate and individual achievement. Our pay policy is to target compensation levels for officers at the midpoint of a range determined from the median compensation levels paid by other companies for comparable positions.

To meet compensation policy objectives, we reviewed Xerox executive officer compensation and compared it to relevant external data. The Committee reviewed the reported compensation data of firms that were part of the Business Week Computers and Peripherals Industry Group. The Committee also reviewed a broader group of organizations with which the Company is likely to compete for executive expertise as well as companies of similar size and scope. The latter group includes global companies in technology, office equipment and other related industries.

During 2004, the Company continued to make substantial operational improvements in its business, reflected by significant cash flow, increased sales of new equipment, and continued disciplined cost and expense management, which resulted in growth of total shareholder return of over 23% for the calendar year. Based on this performance, the Company ranked in the top quartile in total shareholder return in 2004 and in the top quartile over the past three years when compared to the latter group mentioned above.

The Committee sets base salaries based on competitive data and each executive’s performance. In addition, a substantial portion of each executive officer’s total compensation, generally two-thirds or more, is at risk and variable from year to year.

In order to further increase the percentage of at risk compensation provided to Xerox officers, beginning in 2004, the Committee abolished the executive expense allowance program. Prior to its elimination, the executive expense allowance program paid cash amounts to each eligible executive ranging from $13 thousand to $32 thousand dollars per year.

Goals for the Company in 2004 focused on Financial and Leadership Effectiveness. Financial goals emphasized improved earnings per share, revenue generation, cash flow from operations and account receivables. Leadership Effectiveness goals concentrated on effective development and communication of the Company’s strategy and execution of short and long-term business plans. Key to achievement of these goals was the continued retention and commitment of the senior management team. The principal pay programs for officers in 2004 and 2005 are briefly described below:

Annual Performance Incentive Plan (APIP): Under APIP, executive officers of the Company are eligible to receive performance-related cash payments if Committee-established annual performance objectives are met. The Committee approved an annual incentive target and maximum opportunity for 2004, expressed as a percentage of base salary, for each participating officer.

The Committee also set overall threshold, target and maximum measures of performance for the 2004 APIP. The performance measures and weightings for 2004 were revenue (30%), earnings per share (40%), cash flow from operations (15%) and accounts receivable (15%). Additional goals for each officer addressed business-unit specific and/or individual performance goals and objectives, including new product launches and executing business growth plans. The weightings associated with these additional performance goals vary.

For 2004, the performance against the overall APIP goals was as follows: Revenue performance was below threshold, while performance based on earnings per share, cash flow from operations and accounts receivable all exceeded target. Accordingly, the Committee approved APIP awards for 2004 to participating officers that on average were approximately 120% of target levels, in light of the overall operational results delivered by the Company in 2004. Some individuals received higher or lower bonuses based on their individual and unit performance.

Payments to the named officers for 2004 were paid from a bonus pool established by the Committee early in 2004 under the terms of the Xerox Corporation 2004 Performance Incentive Plan approved by shareholders. The pool was funded by 2% of the performance profit achieved during the year. The Committee exercised its discretion in determining the amount of actual bonus paid to each named officer from the available pool. The purpose of the bonus pool was to ensure that bonuses paid to named officers are performance-based and thus fully tax deductible expenses for the Company.

Similarly for 2005, the Committee has determined that payments to named officers for 2005 APIP will be paid from a pool funded by 2% of the performance profit achieved for 2005, as determined by the Committee. The purpose of this bonus pool is to ensure bonuses paid to named officers for 2005 are performance-based and thus fully qualify as a tax-deductible expense for the Company.

The Committee has also established measures and metrics applicable to officers under the 2005 APIP as follows: Earnings Per Share (40%), Revenue (30%) and Cash Flow from Operations (30%). Payments to officers from the 2005 APIP will be determined by the Committee at the end of the fiscal year 2005 or in early 2006.

Base Salary Adjustments: After reviewing competitive data in early 2004, the Committee approved base salary adjustments for select officers. The approved adjustments averaged approximately 3.4% on an annualized basis. Certain officers received an additional adjustment to their base salary during 2004 as a result of new responsibilities and/or to address specific retention concerns.

Long-Term Incentive Awards: As disclosed in last year’s report, the Committee approved awards under the 2004 Executive Long-Term Incentive Program (2004 E-LTIP) effective January 1, 2004. 2004 E-LTIP awards reflected each executive’s leadership role within the Company. Award values were delivered in equal parts of stock options and restricted stock units based on the fair market value on the effective date of grant.

Stock options awarded under 2004 E-LTIP vest in three equal annual installments and remain exercisable for eight years from the effective date of grant.

Restricted stock units granted under 2004 E-LTIP vest in three equal annual installments, except for those granted to the Chairman and CEO which vest 100% after three years from the effective date of grant, except that the vesting is accelerated by one-third if the Company achieves annual revenue growth. Each restricted stock unit provides for the cash payment of dividend equivalents at the same time and in the same amounts that the holder of record of a number of shares of Common Stock would be entitled to receive as dividends. The restricted stock units were eligible for a voluntary deferral election.

Each participant of E-LTIP must satisfy a meaningful ownership requirement. For the Chairman and CEO, the ownership requirement is five times her base salary. For other officers, the ownership requirement is two times base salary. Non-officer participants in E-LTIP have an ownership requirement equal to their base salary. All awards under E-LTIP are subject to a mandatory holding requirement. As determined by the Committee, executives must retain 50% of the net shares until they achieve their required level of ownership.

The 2004 E-LTIP awards were made under the Xerox Corporation 1991 Long-Term Incentive Plan (1991 Plan). No additional awards have been issued or will be issued under the 1991 Plan upon the shareholders’ approval of the 2004 Performance Incentive Plan (2004 Plan) at last year’s Annual Meeting. The 2004 E-LTIP awards are shown in the Summary Compensation Table and other relevant charts, tables and footnotes that accompany this report.

Effective January 1, 2005, the Committee approved awards under the 2005 Executive Long-Term Incentive Program (2005 E-LTIP) pursuant to the terms of the 2004 Plan. 2005 E-LTIP awards made to officers reflect their leadership role in the Company, their individual performance, and competitive award levels. The purpose of the 2005 E-LTIP is to provide the necessary incentives to retain and reward executives for sustained performance improvements over the next three-year period.

Awards under the 2005 E-LTIP for officers were comprised entirely of performance shares that may be earned based on achieving annual performance targets or three-year cumulative performance between threshold and maximum as determined by the Committee. Performance shares that have been earned vest following Committee certification in early 2008 of the performance results for the preceding three-year period. Executives who retire or are involuntarily terminated (without cause) prior to the end of the three-year performance cycle will vest in a portion of the performance shares earned on a pro rata basis.

     Performance metrics for 2005 E-LTIP are Diluted Earnings Per Share (60%) and Net Cash provided by Operating Activities (40%). The Committee has established annual and cumulative targets. Based on annual or cumulative performance versus targets the number of performance shares earned by officers under the 2005 E-LTIP may vary from 0% to 150% of the initial number of shares subject to the grant.

     Each share granted provides for the cash payment of dividend equivalents at the same time and in the same amounts that the holder of record of a number of shares of Common Stock would be entitled to receive as dividends.

     Participants in the 2005 E-LTIP are subject to the previously discussed meaningful ownership requirements and mandatory share holding requirements of 50% of the net vested shares until their ownership requirements have been met.

     Grants made to the named officers are shown in the Long-Term Incentive Plan Awards Table and related footnotes that accompany this report.

     We believe that 2005 E-LTIP provides strong performance-based incentives that are in full alignment with the interests of all shareholders.

Executive Life Insurance: Effective June 30, 2003, the Company terminated its Contributory Life Insurance Plan, a split-dollar plan, for all participating active employees. Effective July 1, 2003, a new plan, Xerox Universal Life Plan (XUL), was offered to eligible employees, including the named officers. Under XUL, participants receive Company-paid life insurance equal to their death benefit under the prior program, or three times their base salary, whichever is greater. Executives are the sole owners of their XUL policies and are responsible for any taxes due from Company contributions.

Policy Regarding Tax Deductibility of Executive Compensation

It is the Company’s goal to have most compensation paid to its top officers qualify as tax deductible for federal tax purposes under Section 162(m) of the Internal Revenue Code. We believe it is appropriate to provide competitive compensation opportunities even though they may not be fully tax-deductible in any given year.

Certain compensation paid to named officers in 2004 does not meet the requirements of Section 162(m), most notably the value of restricted stock awards that vested in 2004, to the extent that compensation exceeds $1 million for a named officer. It is expected that awards made under the 2005 E-LTIP will be fully deductible compensation.

Chief Executive Officer Compensation

In 2004, the Committee took the following actions with respect to the compensation paid to Mrs. Mulcahy, Chairman and Chief Executive Officer of the Company.

Base Salary: Mrs. Mulcahy’s annualized base salary was maintained at the previously disclosed level of $1,320,000.

2004 Bonus: Mrs. Mulcahy’s annual target bonus remained at 100% of base salary. Mrs. Mulcahy was awarded an annual bonus of $1,584,000, or 120% of target based on the Company’s overall results as discussed above under APIP.

Long-Term Incentives: Effective on January 1, 2004, Mrs. Mulcahy received an award under the 2004 E-LTIP as described earlier. Her E-LTIP award consisted of a stock option grant for 609,000 shares that will vest one-third each January 1 following the grant effective date, and a restricted stock unit award for 366,000 units that will fully vest on January 1, 2007. The fair market value at the time of these grants was $13.685 per share. The vesting of one-third of the restricted stock units can be accelerated in any year that revenue growth occurs, as determined by the Committee. Based on the Company’s revenue performance in 2004, 122,000 shares vested on January 25, 2005. Mrs. Mulcahy voluntarily elected to defer receipt of these shares until one year after termination of employment or retirement.

Effective on January 1, 2005, Mrs. Mulcahy received an award under the 2005 E-LTIP as described above. Her award consisted of 294,100 performance shares.

Performance shares may be earned based on annual or cumulative performance targets over a three-year period as determined by the Committee. Based on performance, shares actually received may range from 0% to 150%.

The Committee made these awards to provide the incentives necessary to retain Mrs. Mulcahy and to reward her for her outstanding contributions and leadership in significantly increasing the profitability and operating cash flow of the Company, enhancing confidence in the financial stewardship of the Company, and creating and maintaining the high morale, commitment of the Company’s employees and furthering the Company’s values as a responsible corporate citizen.

The accompanying charts and tables present detailed information on Mrs. Mulcahy’s compensation, as well as that of other highly compensated executives.

The Committee and the Board believe that the quality of Xerox’s leadership and the caliber and motivation of its management make a significant contribution to our performance and ability to create sustaining value for our shareholders. The Committee believes our executive compensation programs are an important component of our ability to create competitive advantage for Xerox in light of global competition.

Ralph S. Larsen, Chairman
Hilmar Kopper
John E. Pepper

Summary Compensation Table

The Summary Compensation Table below provides compensation information for the Chief Executive Officer and the four most highly compensated key executive officers (Named Officers) serving at the end of the fiscal year ended December 31, 2004, for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003, and 2002. The table includes the dollar value of base salary, bonus earned, restricted stock awards, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(A)	Other Annual Compensation ($)(B)	Restricted Stock ($)(C)	Underlying Options/SARs (#)(D)	All Other Compensation ($)(E)
Anne M. Mulcahy	2004	1,320,000	1,584,000	139,944	5,050,800	609,000	56,464
Chief Executive Officer	2003	1,091,667	1,750,000	299,606	2,012,500	934,600	27,253
	2002	1,000,000	1,500,000	185,212	2,605,000	934,600	30,862
Lawrence A. Zimmerman	2004	525,000	441,000	51,728	1,021,200	122,000	14,691
Senior Vice President	2003	500,000	485,100	22,746	402,500	187,000	9,294
	2002	262,500	525,000	112,497	291,525	271,500	—
Ursula M. Burns	2004	525,000	441,000	12,287	1,145,400	138,000	21,958
Senior Vice President	2003	500,000	485,100	23,307	644,000	280,400	12,653
	2002	425,000	448,000	20,421	833,600	249,600	14,215
James A. Firestone	2004	476,000	420,000	11,060	1,021,200	122,000	28,298
Senior Vice President	2003	450,000	432,400	20,095	402,500	187,000	15,391
	2002	430,000	452,000	19,000	338,650	171,500	14,225
Michael C. Mac Donald	2004	462,225	553,200	25,293	772,140	92,000	29,038
Senior Vice President	2003	440,000	571,600	32,984	322,000	149,600	15,732
	2002	396,750	480,000	19,344	260,500	143,500	14,217

(A)	For 2004, the amount indicates payment of the annual incentive awards to all Named Officers. Included in this amount is the second half of a retention award to Michael C. Mac Donald paid in December 2004. See “Certain Transactions” for more information regarding this award.

(B)	Other Annual Compensation includes executive expense allowance for years prior to 2004, perquisite compensation, prizes and tax-related reimbursements, and above market interest credited on amounts of salary and compensation earned prior to 2002 that was deferred. Amounts for Anne M. Mulcahy and Lawrence A. Zimmerman include the cost of personal travel on Company aircraft. For 2004, the amount for Anne M. Mulcahy was $93,299 and for Lawrence A. Zimmerman was $51,728. For reasons of security and personal safety, the Company requires Anne M. Mulcahy to use Company aircraft for all travel. For 2004, prizes and tax-related reimbursements was as follows: Anne M. Mulcahy — $22,075, Ursula M. Burns — $11,702, James A. Firestone — $11,060 and Michael C. Mac Donald — $24,950. For 2003, the amounts for Anne M. Mulcahy and Lawrence A. Zimmerman include tax-related reimbursements of approximately $135,237 and $3,746 respectively; both amounts are inclusive of interest.

(C)	As discussed in the “Report of the Compensation Committee of the Board of Directors”, for 2004, this column reflects restricted stock units awarded under 2004 E-LTIP. Restricted stock units granted under 2004 E-LTIP vest in three equal annual installments, except for those granted to Anne M. Mulcahy which vest 100% after three years from the date of grant, except that the vesting may be accelerated by one-third if the Company achieves annual revenue growth. Each unit provides for the cash payment of dividend equivalents at the same time and in the same amounts that the holder of a number of shares of Common Stock would be entitled to receive as dividends. The number of restricted shares and units held by the Named Officers and their value as of December 31, 2004 (based on the closing market price on that date of $17.01) was as follows: Anne M. Mulcahy — 366,000 ($6,225,660), Lawrence A. Zimmerman — 74,000 ($1,258,740), Ursula M. Burns — 111,800 ($1,901,718), James A. Firestone — 74,000 ($1,258,740) and Michael C. Mac Donald — 55,000 ($935,550). All awards granted under 2004 E-LTIP are subject to a mandatory holding period. As determined by the Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level (see “Report of the Compensation Committee of the Board of Directors”).

This excludes the grants of performance shares made effective on January 1, 2005 (based on the average of the high and low prices on December 31, 2004 of $17.005) under 2005 E-LTIP as follows: Anne M. Mulcahy — 294,100 ($5,001,171), Lawrence A. Zimmerman — 94,100 ($1,600,171), Ursula M. Burns — 105,900 ($1,800,830), James A. Firestone — 94,100 ($1,600,171) and Michael C. Mac Donald — 64,700 ($1,100,224). Each share provides for the cash payment of dividend equivalents at the same time and in the same amounts that the holder of a number of shares of Common Stock would be entitled to receive as dividends. Performance shares earned under 2005 E-LTIP vest following Committee certification of three year cumulative performance results in early 2008. As determined by the Committee, executives must retain 50% of net shares for all awards granted under 2005 E-LTIP until they achieve their required ownership level (see “Report of the Compensation Committee of the Board of Directors”).

(D)	As discussed in the “Report of the Compensation Committee of the Board of Directors”, for 2004, this column reflects stock options awarded under 2004 E-LTIP. Stock options awarded under 2004 E-LTIP vest in three equal annual installments and remain exercisable for eight years from their date of grant. All awards granted under 2004 E-LTIP are subject to a mandatory holding period. As determined by the Compensation Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level. E-LTIP grants for 2005 did not include stock options.

(E)	The amount shown in this column for 2004 consists of the Company match under the Company’s Savings Plans, for which substantially all U.S. employees are eligible, and Company-paid premiums for the Xerox Universal Life Plan as discussed in the “Report of the Compensation Committee of the Board of Directors”. These premium amounts for 2004 are: Anne M. Mulcahy — $50,314, Lawrence A. Zimmerman — $8,541, Ursula M. Burns — $15,808, James A. Firestone — $22,148 and Michael C. Mac Donald — $22,888.

Option Grants

The following table sets forth information about 2004 E-LTIP awards of stock options to the Named Officers under the Xerox Corporation 1991 Long-Term Incentive Plan (the “1991 Plan”) effective during the fiscal year ended December 31, 2004. The amounts shown for potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation (5% and 10%) over the full eight-year term of the options, pursuant to SEC regulations. Based on an eight-year option term, this would result in stock price increases of 47.7% and 114.4% respectively or $20.219 and $29.335 for the options with the $13.685 exercise price and $22.465 and $32.593 for the options with the $15.205 exercise price. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 955,996,677 shares outstanding held by all shareholders as of December 31, 2004. Any gains to shareholders and the Named Officers will depend on future performance of the Common Stock of the Company as well as overall market conditions. As discussed in the “Report of the Compensation Committee of the Board of Directors”, the 2005 E-LTIP grants did not include any stock options.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1) (2) (3)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Anne M. Mulcahy	609,000	5.42%	$13.685	12/31/11	$3,979,192	$9,530,858
Lawrence A. Zimmerman	122,000	1.08%	$13.685	12/31/11	$797,145	$1,909,302
Ursula M. Burns	138,000	1.23%	$13.685	12/31/11	$901,689	$2,159,702
James A. Firestone	122,000	1.08%	$13.685	12/31/11	$797,145	$1,909,302
Michael C. Mac Donald	77,000	.69%	$13.685	12/31/11	$503,116	$1,205,051
	15,000	.13%	$15.205	12/31/11	$108,896	$260,824
All Shareholders	N/A	N/A	N/A	N/A	$6,246,461,015	$14,961,360,294

(1)	Exercise price is based on fair market value on the effective date of the award. These stock options vest in three equal annual installments and remain exercisable for eight years. All awards granted under 2004 E-LTIP are subject to a mandatory holding period. As determined by the Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level (see “Report of the Compensation Committee of the Board of Directors”).

(2)	Options may be accelerated as a result of a change-in-control as described under “Option Surrender Rights”.

(3)	Exercisable one-third on each of the following dates: January 1, 2005; January 1, 2006; and January 1, 2007.

Option Exercises/Year-End Values

The following table sets forth for each of the Named Officers the number of shares underlying options and SARs exercised during the fiscal year ended December 31, 2004, the value realized on exercise, the number of options/SARs unexercised at year-end and the value of unexercised in-the-money options/SARs at year-end.

AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUE

			Number of Shares Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the- Money Options/SARs at FY-End($)(A)(B)
Name	Shares Underlying Options/SARs Exercised(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Anne M. Mulcahy (C)	0	$0	2,298,007	2,603,601	$18,431,862	$17,527,837
Lawrence A. Zimmerman	0	$0	143,333	437,167	$1,218,907	$3,071,718
Ursula M. Burns	0	$0	399,994	514,801	$3,347,985	$3,680,615
James A. Firestone	0	$0	609,690	387,167	$2,252,159	$2,404,173
Michael C. Mac Donald	60,000	$483,000	206,385	302,901	$1,279,212	$1,992,413

(A)	All awards granted under the 2004 E-LTIP are subject to a mandatory holding period. As determined by the Committee, executives must retain 50% of net shares for the later of one year, or until they achieve their required ownership level.

(B)	The value of unexercised options/SARs is based on the difference between the exercise price and the average of the high and low prices on December 31, 2004 of $17.005. Options/SARs may be accelerated as a result of a change-in-control as described under “Option Surrender Rights”.

(C)	Under Securities Exchange Commission Rule 10b5-1, on November 5, 2004, Anne M. Mulcahy entered into a pre-arranged plan to sell a portion of her Xerox holdings in 2005. Under the terms of the plan, Anne M. Mulcahy will exercise options and sell up to 150,000 shares of Xerox stock each quarter, beginning in February 2005.

Long-Term Incentive Plan Awards in January 2005

The following table provides information for each of the Named Officers on the number of performance shares granted, the performance period and the estimated number of shares that could vest if certain performance measures are achieved under the 2005 E-LTIP. As described in the “Report of the Compensation Committee of the Board of Directors”, performance shares can be earned based on achieving annual performance targets or three-year cumulative performance between threshold and maximum. The performance measurements for these grants are Diluted Earnings Per Share (weighted at 60%) and Net Cash provided by Operating Activities (weighted at 40%). Performance shares that have been earned vest following Committee certification of the performance results in early 2008.

			Estimated Future Payouts under Non-Stock Price-Based Plan(2)
Name	Number of Shares, Units or Other Rights(1)	Performance Period (or Other Period Until Maturation or Payout)	Threshold (#)	Target (#)	Maximum (#)
Anne M. Mulcahy	294,100	1/1/05 — 12/31/07	29,410	294,100	441,150
Lawrence A. Zimmerman	94,100	1/1/05 — 12/31/07	9,410	94,100	141,150
Ursula M. Burns	105,900	1/1/05 — 12/31/07	10,590	105,900	158,850
James A. Firestone	94,100	1/1/05 — 12/31/07	9,410	94,100	141,150
Michael C. Mac Donald	64,700	1/1/05 — 12/31/07	6,470	64,700	97,050

(1)	The number of performance shares granted as of January 1, 2005

(2)	Threshold is based on the number of performance shares earned if three-year cumulative performance is achieved at the minimum level for Net Cash provided by Operating Activities. If threshold performance is not achieved on any of the performance measures, no performance shares will be earned. Target reflects the number of performance shares earned if target performance is achieved on all performance measures. Maximum describes the maximum number of performance shares earned if maximum or greater performance is achieved on all performance measures. The number of performance shares earned will be interpolated in the event that the Company’s cumulative performance varies between threshold and maximum as determined by the Committee.

Equity Compensation Plan Information

The Equity Compensation Plan Information table provides information as of December 31, 2004, with respect to shares of Xerox Common Stock that may be issued under our existing equity compensation plans, including the Xerox Corporation 2004 Performance Incentive Plan (the“2004 Plan”); the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (the “2004 Directors Plan”); the 1991 Plan; the Xerox Corporation 1996 Non-Employee Director Stock Option Plan (the “1996 Plan”); the Xerox Corporation 1998 Employee Stock Option Plan (the “1998 Plan”); the Xerox Mexicana, S.A. de C.V. Executive Rights Plan (the “Mexico Plan”); and the Xerox Canada Inc. Executive Rights Plan (the “Canada Plan”).

EQUITY COMPENSATION PLAN INFORMATION

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	89,366,356	$20.9788	49,720,075	(3)
Equity Compensation Plans Not Approved by Shareholders(2)	2,466,655	$21.0406	0	(3)
Total	91,833,011 (4)	$20.9804	49,720,075	(5)

(1)	Consists of the 2004 Plan, the 2004 Directors Plan, the 1991 Plan, the 1996 Plan and the 1998 Plan.

(2)	Consists of the Mexico Plan and the Canada Plan.

(3)	The 1998 Plan was discontinued as of May 21, 2003; and the 1991 Plan, the 1996 Plan, the Mexico Plan and the Canada Plan were discontinued as of May 20, 2004. No further grants can be made under these plans. However, any shares that are cancelled, forfeited, or lapse under the 2004 Plan, the 1991 Plan, the 1998 Plan, the Mexico Plan and the Canada Plan shall become available again for issuance under the 2004 Plan. Any shares that are cancelled, forfeited, or lapse under the 2004 Directors Plan shall become available again for issuance under the 2004 Directors Plan.

(4)	Does not include 2,803,639 full-value shares of stock and units outstanding as of 2004 fiscal year end and 5,712,351 full-value shares and units granted to participants in January and February 2005.

(5)	Any full-value shares issued in connection with the 2004 Plan and the 2004 Directors Plan shall be counted against this limit as 1.667 shares for each one (1) share issued. As anticipated, if all remaining shares were issued as full-value shares, approximately 29,826,080 shares would be available for issuance as of fiscal year end.

Xerox Mexicana, S.A. de C.V. Executive Rights Plan

The Mexico Plan provided for the granting of stock rights for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the General Director or Executive Director and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service. This plan was discontinued in May 2004, following shareholder approval of the 2004 Plan.

Xerox Canada Inc. Executive Rights Plan

The Canada Plan provided for the granting of stock rights and other related vehicles for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the President or a Vice President of Xerox Canada Inc. and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service. This plan was discontinued in May 2004, following shareholder approval of the 2004 Plan.

Retirement Plans

Retirement benefits are provided to the executive officers of the Company including the Named Officers primarily under unfunded executive supplemental retirement plans and, due to Internal Revenue Code limitations, to a much lesser extent under the Company’s Retirement Income Guarantee Plan. The table below shows the approximate total annual retirement benefit that would accrue for the number of years of credited service at the respective average annual compensation levels. The earliest retirement age for benefit commencement generally is age 60. In the event of a change-in-control (as defined in the plans) there is no age requirement for eligibility. The benefit accrues generally at the rate of 1-2/3% per year of credited service, but an accelerated benefit may apply for certain executives. No additional benefits are payable for participation in excess of 30 years for those accruing benefits at the rate of 1-2/3% per year. The maximum benefit is 50% of the highest five-year average annual compensation reduced by 50% of the primary Social Security benefit. The benefits shown are payable on the basis of a straight life annuity and a 50% survivor annuity for a surviving spouse.

Accelerated accruals apply to Anne M. Mulcahy and Lawrence A. Zimmerman. The service reported for these two officers reflects these accelerated accruals (i.e., using the service and pay reported in the pension table will yield the appropriate benefit amount). Anne M. Mulcahy vests at age 55 and Lawrence A. Zimmerman is currently vested.

	Annual age 65 benefits for years of credited service indicated
Average annual compensation for five highest years	15 years	20 years	25 years	30 years
400,000	95,000	126,000	158,000	189,000
600,000	145,000	193,000	241,000	289,000
800,000	195,000	259,000	324,000	389,000
1,000,000	245,000	326,000	408,000	489,000
1,200,000	295,000	393,000	491,000	589,000
1,400,000	345,000	459,000	574,000	689,000
1,600,000	395,000	526,000	658,000	789,000
1,800,000	445,000	593,000	741,000	889,000
2,000,000	495,000	659,000	824,000	989,000
2,200,000	545,000	726,000	908,000	1,089,000
2,400,000	595,000	793,000	991,000	1,189,000
2,600,000	645,000	859,000	1,074,000	1,289,000
2,800,000	695,000	926,000	1,158,000	1,389,000
3,000,000	745,000	993,000	1,241,000	1,489,000

As of December 31, 2004, the following individuals have five-year highest average compensation and years of credited service for purposes of the plans as follows:

Name	Five-Year Highest Average Compensation(A)	Years of Credited Service	Projected Age 65 Years of Credited Service
Anne M. Mulcahy	$1,935,679	30	30
Lawrence A. Zimmerman	$1,004,425	8	17
Ursula M. Burns	$728,215	24	30
James A. Firestone	$742,858	7	21
Michael C. Mac Donald	$695,970	28	30

(A)	Compensation under the plans includes the amounts shown in the salary and bonus columns under the Summary Compensation Table.

Certain Transactions

Change-In-Control Severance Agreements

The Company has severance agreements with 29 executives (including each of the Named Officers), that provide severance benefits in the event of termination of employment under certain circumstances, including termination by the Company for reasons other than for “cause” or disability, or by the executives for “good reason” (each as defined in the agreements), following a “change-in-control of the Company” (as defined in the agreement). The agreements provide for the following:

•	Lump-sum severance payment equal to three times total annual cash compensation (base pay plus bonus) for Anne M. Mulcahy and generally two times total cash compensation for other executives

•	Continuation of certain welfare benefits following termination of employment for a period of 36 months for Anne M. Mulcahy and 24 months for other executives

•	Gross-up payment if the total payments are subject to excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended

•	Automatic annual renewal of the agreement unless the Company gives notice that it does not wish to extend it

•	Continuation of the agreement for two years after a change-in-control of the Company.

Each agreement also provides that in the event of a potential change-in-control, subject to certain exceptions, the executive will remain in the employ of the Company for nine months following the occurrence of any such potential change-in-control or, if earlier to occur, the date on which the executive is entitled to certain of the benefits described above upon a change-in-control.

Generally, for purposes of the severance agreements, a change in control is deemed to have occurred, subject to certain exceptions, if: (1) any person beneficially owns 20 percent or more of the combined voting power of our securities, (2) a majority of our Directors are replaced under certain circumstances, (3) there is a merger or consolidation involving the Company, or (4) there occurs the sale of all or substantially all of the Company’s assets or the Company’s shareholders approve a plan of complete liquidation or dissolution.

Cash Retention Agreement

During 2003, with the prior approval of the Compensation Committee, the Company entered into a Cash Retention Agreement with Michael C. Mac Donald, Senior Vice President. Under this Agreement, Michael C. Mac Donald was entitled to receive an aggregate of $300,000 payable in two 50% annual installments in June 2003 and December 2004. All amounts due under this agreement have been paid to Michael C. Mac Donald and are reflected in the Summary Compensation Table.

Grantor Trusts

The Company has established grantor trusts with a bank for the purpose of paying amounts due under the deferred compensation plan and the severance agreements described above, and the unfunded retirement plans described above. The trusts are presently unfunded, but the Company would be required to fund the trusts on the occurrence of a change-in-control or a potential change in control (each as defined in the grantor trusts).

Option Surrender Rights

All non-qualified options under the 1991 Plan and the 1998 Plan are accompanied by option surrender rights. If there is a change-in-control, as defined in the plans, all such rights that are in the money become payable in cash based on a change-in-control price as defined in the plans. The 1991 Plan also provides that on the occurrence of such an event, all restricted stock and incentive stock rights become payable in cash. In the case of rights payable in shares, the amount of cash is based on such change-in-control price, and in the case of rights payable in cash, the cash value of such rights. Rights payable in cash that have not been valued at the time of such an event are payable at the maximum value as determined by the Compensation Committee at the time of the award. In the event of accelerated payment, such rights and any related non-qualified stock options will be cancelled.

Litigation

In re Xerox Derivative Actions: A consolidated putative shareholder derivative action is pending in the Supreme Court of the State of New York, County of New York against several current and former members of the Board of Directors including William F. Buehler, B.R. Inman, Antonia Ax:son Johnson, Vernon E. Jordan, Jr., Yotaro Kobayashi, Hilmar Kopper, Ralph Larsen, George J. Mitchell, N.J. Nicholas, Jr., John E. Pepper, Patricia Russo, Martha Seger, Thomas C. Theobald, Paul Allaire, G. Richard Thoman, Anne Mulcahy and Barry Romeril, and KPMG. The plaintiffs purportedly brought this action in the name of and for the benefit of the Company, which is named as a nominal defendant, and its public shareholders. The second consolidated amended complaint alleged that each of the director defendants breached their fiduciary duties to the Company and its shareholders by, among other things, ignoring indications of a lack of oversight at the Company and the existence of flawed business and accounting practices within the Company’s Mexican and other operations; failing to have in place sufficient controls and procedures to monitor the Company’s accounting practices; knowingly and recklessly disseminating and permitting to be disseminated, misleading information to shareholders and the investing public; and permitting the Company to engage in improper accounting practices. The plaintiffs further alleged that each of the director defendants breached his/her duties of due care and diligence in the management and administration of the Company’s affairs and grossly mismanaged or aided and abetted the gross mismanagement of the Company and its assets. The second amended complaint also asserted claims of negligence, negligent misrepresentation, breach of contract and breach of fiduciary duty against KPMG. Additionally, plaintiffs claimed that KPMG is liable to Xerox for contribution, based on KPMG’s share of the responsibility for any injuries or damages for which Xerox is held liable to plaintiffs in related pending securities class action litigation. On behalf of the Company, the plaintiffs seek a judgment declaring that the director defendants violated and/or aided and abetted the breach of their fiduciary duties to the Company and its shareholders; awarding the Company unspecified compensatory damages against the director defendants, individually and severally, together with pre-judgment and post-judgment interest at the maximum rate allowable by law; awarding the Company punitive damages against the director defendants; awarding the Company compensatory damages against KPMG; and awarding plaintiffs the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees. On December 16, 2002, the Company and the individual defendants answered the complaint. The plaintiffs filed a third consolidated and amended derivative action complaint on July 23, 2003 adding factual allegations relating to subsequent acts and transactions, namely indemnification of six former officers for disgorgements imposed pursuant to their respective settlements with the SEC and related legal fees, and adding a demand for injunctive relief with respect to that indemnification. On September 12, 2003, Xerox and the individuals filed an answer to the third consolidated and amended derivative action complaint. Discovery in this case has been stayed, to the extent it is duplicative of discovery in Carlson, as discussed herein, pending determination of the motion to dismiss in Carlson. The individual defendants deny any wrongdoing and are vigorously defending the action.

Indemnification Actions

The Company’s By-Laws provide for indemnification of officers and directors to the full extent permitted by New York law. Consistent with these By-Laws, in connection with the derivative action mentioned above as well as In re Xerox Corporation Securities Litigation; Carlson v. Xerox Corporation, et al; Florida State Board of Administration, et al. v. Xerox Corporation; In Re Xerox Corp. ERISA Litigation; National Union Fire Insurance Company v. Xerox Corporation, et al, the India matter and the U.S. Attorney’s Office Investigation described in Note 14 — Contingencies in the 2004 Annual Report to Shareholders accompanying this Proxy Statement, the Company has advanced counsel fees and other reasonable fees and expenses, actually and necessarily incurred by the present and former directors and officers who are involved, and the Company has advanced, since the previous report to shareholders as to these fees and expenses, an aggregate of approximately $1.55 million. Each of the individuals is required, in accordance with the requirements of the Business Corporation Law of the State of New York (“BCL”), to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s By-Laws and the BCL.

Five-Year Performance Comparison

The graph below provides a comparison of Xerox cumulative total shareholder return with the Standard & Poor’s 500 Composite Stock Index and the Business Week Computers and Peripherals Industry Group, excluding Xerox (Peer Group).

TOTAL SHAREHOLDER RETURNS

Years Ending

Company Name/Index	Base Period Dec 99	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04
XEROX CORP	100	21.10	47.94	37.03	63.49	78.25
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
PEER GROUP	100	72.21	56.39	38.43	51.24	58.28

The Peer Group consists of the following companies as of December 31, 2004: Apple Computer, Dell Computer, Diebold, EMC, Gateway, Hewlett-Packard, IMATION, International Business Machines, Lexmark International, Maxtor, NCR, Network Appliance, Palmone, Sandisk, Seagate Technology, Storage Technology, Sun Microsystems and Western Digital.

This graph assumes the investment of $100 on December 31, 1999 in Xerox Common Stock, the S&P 500 Index and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

Directors and Officers Liability Insurance and Indemnity

On August 18, 2004, the Company renewed its policies for directors and officers liability insurance. The policies are issued by Federal Insurance Company, XL Specialty Insurance Company, St. Paul Mercury Insurance Company, Twin City Fire Insurance Company, U.S. Specialty Insurance Company, Arch Specialty Insurance Company and ACE American Insurance Company. The policies expire August 18, 2005 and the total annual premium is $5,441,620.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all reports for the Company’s directors and executive officers that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ELEVEN (11) DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to act as independent auditors of the Company for 2005. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC as of or for the years ended December 31, 2004 and 2003, were ($ amounts in millions):

	2004	2003
Audit Fees	$36.2	$23.0
Audit Related Fees	1.7	5.9
Tax Fees	2.7	3.7
All Other Fees	0.0	0.5
Total Fees	$40.6	$33.1

The Audit fees for the years ended December 31, 2004 and 2003, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, assistance with review of documents filed with the SEC, consents, comfort letters, international filings and other services required to be performed by our independent auditors. The 2004 fees included $17.3 million related to the initial audit of internal control over financial reporting, as mandated by the Sarbanes-Oxley Act of 2002.

The Audit Related fees for the years ended December 31, 2004 and 2003, were for assurance and related services associated with employee benefit plan audits, information systems control reviews, special reports pursuant to agreed upon procedures and other attest services. The 2003 fees included $4.7 million related to preliminary attestation services of the Company’s internal control over financial reporting.

Tax fees for the years ended December 31, 2004 and 2003, were primarily for services related to tax compliance.

All Other fees for the year ended December 31, 2003 related to services rendered that were not included in the categories above.

In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by, PwC were pre-approved by the Audit Committee.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” on page 6, and the Audit Committee charter is attached as Exhibit II to this Proxy Statement and can also be found on our website at http://www.xerox.com/investor and then clicking on Corporate Governance.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements, mangement’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2004 with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

•	Discussed with PwC the matters required to be discussed by SAS 61, SAS 89 and SAS 90; and

•	Received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PwC that firm’s independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing by the Company with the SEC.

John E. Pepper, Chairman
Richard J. Harrington
William Curt Hunter
N. J. Nicholas, Jr.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLC, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2005.

OTHER MATTERS

Other Actions at Meeting

The Board of Directors does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Information About this Solicitation of Proxies

In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies without extra remuneration. We also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. We have engaged D.F. King & Co., Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay D.F. King & Co., Inc. a fee of $11,500 plus reimbursement of out-of-pocket expenses for this service. We will bear the cost of all proxy solicitation.

Confidential Voting

As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of election and certain of our employees and our transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Shareholder Communication With Members of the Board

Under the Corporate Governance Guidelines the Company provides a process for investors to send communications to the Board of Directors. The Corporate Governance Guidelines provide that investors desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance

Committee, Mr. Vernon E. Jordan, Jr., Senior Managing Director, Lazard Freres & Co., LLC, 30 Rockefeller Center, New York, New York 10020.

Multiple Shareholders Having the Same Address

If you and other residents at your mailing address own shares of Common Stock through a broker, you may have received a notice from the broker notifying you that your household will be sent only one Annual Report and Proxy Statement. If you did not return the “opt-out” card attached to such notice you were deemed to have consented to such process. The broker or other holder of record will send at least one copy of the Annual Report and Proxy Statement to your address. You may revoke your consent at any time by calling (800) 542-1061. The revocation will be effective 48 hours after receiving your telephone notification. In any event, the Company will send a copy of the Annual Report and Proxy Statement to you if you address your written request to Xerox Corporation, Shareholder Services, P.O. Box 1600, Stamford, CT 06904 or call Shareholder Services at (203) 968-4002. If you are receiving multiple copies of annual reports and proxy statements at your address and would like to receive only one copy in your household, please contact us at the foregoing address and telephone number.

Availability of Additional Information

Copies of the 2004 Annual Report of the Company have been distributed to shareholders (unless you have consented to electronic delivery). Additional copies and additional information, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Form 10-K) filed with the SEC and the consolidated statistical data contained in the EEO-1 annual report to the U.S. Equal Employment Opportunity Commission are available without charge from Xerox Corporation, P.O. Box 1600, Stamford, Connecticut 06904, Attention: Corporate Secretary. The Annual Report, Proxy Statement and Form 10-K are also available on the Company’s website at http://www.xerox.com/investor.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS

Shareholder Proposals for 2006 Meeting

We expect to hold our 2006 Annual Meeting during the second half of May and to issue our proxy statement for that meeting during the first half of April.

Under the SEC proxy rules if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2006 Annual Meeting of Shareholders, the proposal must be received by us at P.O. Box 1600, Stamford, Connecticut 06904, Attention: Corporate Secretary-no later than December 12, 2005.

Under our By-Laws any shareholder wishing to make a nomination for director, or wishing to introduce any business, at the 2006 Annual Meeting of Shareholders must give the Company advance notice as described in the By-Laws. To be timely, we must receive your notice for the 2006 Annual Meeting at our offices mentioned above no earlier than November 12, 2005 or later than December 12, 2005. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Corporate Governance Committee Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and shareholders (see below). In 2003 the Committee paid a fee to a third party search firm to assist in the identification of potential candidates based upon criteria provided by the Committee. There are no specific minimum qualifications that the Committee believes must be met by candidates. The Corporate Governance Guidelines require that a substantial majority of the Board should consist of independent directors. Any management representation should be limited to top Company management. Nominees are to be selected on the basis of, among other things, broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. Members should represent a predominance of business backgrounds and bring a variety of experiences and perspectives to the Board. The Committee evaluates nominations by shareholders in the same manner as nominations received from any of the other sources described above.

Shareholders who wish to recommend individuals for consideration by the Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 1600, Stamford, Connecticut 06904. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by December 31, 2005 will be considered for nomination at the 2006 Annual Meeting of Shareholders. Recommendations received after December 31, 2005 will be considered for nomination at the 2007 Annual Meeting of Shareholders.

By order of the Board of Directors,
J. Michael Farren

Secretary
April 11, 2005

Exhibit I

Xerox Corporate Governance Guidelines
(Amended 2/17/2005)

The following Corporate Governance Guidelines have been adopted by the Board of Directors of Xerox Corporation to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term shareholder value. These Corporate Governance Guidelines shall be reviewed by the Board, through the Corporate Governance Committee, on an annual basis and are subject to modification from time to time by the Board acting by a majority of the independent directors as determined under these Guidelines. Waivers of these Corporate Governance Guidelines may be made by the Board or the Corporate Governance Committee only.

THE BOARD

The Board’s Goals

The Xerox Board of Directors represents the owners’ interest in the operation of a successful business, including optimizing long-term financial returns. The Board is responsible for determining that the Company is managed in such a way to ensure this result, which will also assure the company’s vitality for its customers, employees and the other individuals and organizations that depend on it. This is an active, not a passive, responsibility. The Board has the responsibility to ensure that in good times, as well as difficult ones, management is capably executing its responsibilities.

The Board’s responsibility is to regularly monitor the effectiveness of management policies and decisions including the creation and execution of its strategies. The Board is also responsible for monitoring the establishment and enforcement of procedures designed to ensure that the Company’s management and employees operate in a legal and ethically responsible manner. When it is appropriate or necessary, it is the Board’s responsibility to remove the Chief Executive Officer and to select his or her successor.

To achieve the above goals, the Board will monitor the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the Chief Executive Officer and offer advice and feedback.

Role of Directors

The business of the Company is managed under the direction of the Board. Normally it is management’s job to formalize, propose and implement strategic choices, and the Board’s role to approve strategic direction and evaluate strategic results. However, as a practical matter, the Board and management will be better able to carry out their respective responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other members of top management and Board members. To facilitate such discussions, the Board conducts an annual review of the Company’s long-term strategic plans and principal issues. Periodically during the year, the Board receives strategy updates from members of senior management of the Company.

Directors are expected to spend the time and effort necessary to properly discharge their responsibilities. Accordingly, a Director is expected to regularly attend meetings of the Board and committees on which he or she sits, and to review prior to meetings material distributed in advance for such meetings. A Director who is unable to attend a Board or Committee meeting (which, it is understood will occur on occasion) is expected to notify the Secretary of the Company who will advise the Chairman of the Board and/or the Chairman of the relevant Committee. All Directors are expected to attend the Company’s Annual Meeting of Shareholders.

Selection of the Chairman of the Board

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board shall be free to choose its Chairman in any way that it deems best for the Company at any given point in time.

Size of the Board

In recent years the Board has had 8–12 Directors and it is the sense of the Board that this size is about right. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability.

Independence of the Board

The Board is comprised of a substantial majority of Directors who qualify as independent Directors. The Board will make a determination as to each Director’s independence broadly considering all relevant facts and circumstances. However, the Board has adopted categorical standards to assist it in making the independence determination. Under these categorical standards, a Director shall be presumed not to have a material relationship with the Company or any of its consolidated subsidiaries, and thus be presumed to be independent, if:

1.	He or she meets all the bright-line independence and other applicable requirements under the listing standards of the New York Stock Exchange (NYSE) and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;

2.	He or she is not a current employee (and none of his or her “immediate family members”, as defined by the NYSE Corporate Governance Rules, is employed as an “executive officer”, as defined by the NYSE Corporate Governance Rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

3.	In the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or 2% of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s proxy statement).

The Corporate Governance Committee as well as the Board annually review the relationships that each Director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) to insure compliance with NYSE listing standards and requirements otherwise imposed by law or regulation and the foregoing categorical standards. Following this review, only those Directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent Directors under such standards, law or regulation and such categorical standards.

Board Membership Criteria

The ultimate responsibility for the selection of new Directors resides with the Board. The identification, screening and recommendation process has been delegated to the Corporate Governance Committee, which reviews candidates for election as Directors and annually recommends a slate of Directors for approval by the Board and election by the shareholders.

The Board requires that a substantial majority of the Board should consist of independent Directors. Any management representation should be limited to top Xerox management. Nominees for Director are selected on the basis of, among other things, broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. Members should represent a predominance of business backgrounds and bring a variety of experiences and perspectives to the Board.

Other Company Directorships

The Company does not have a policy limiting the number of other company boards of directors upon which a Director may sit. However, the Corporate Governance Committee shall consider the number of other company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member. It is the sense of the Board that prospective Directors should simultaneously serve on no more than 2–4 other company Boards, depending on their personal circumstances.

Directors are expected to advise the Chairman of the Board and the Chairman of the Corporate Governance Committee in advance of accepting any other company directorship or any assignment to the audit committee or compensation committee of the Board of Directors of any other company.

Directors Who Change Their Present Job Responsibility

Any Director whose affiliation or position of principal employment changes substantially after election to the Board will be expected to submit a resignation as a Director for consideration by the Corporate Governance Committee and the Board. The Corporate Governance Committee will review with the Board the effects of this change upon the interests of the Company and recommend to the Board whether to accept the resignation. Directors who are also Xerox employees are expected to offer their resignation from the Board at the same time they leave active employment with the Company, which shall be subject to acceptance by the Board.

Retirement Age

It is the general policy of the Board that Directors will not stand for re-election after reaching age 70. However, the Board may determine to waive this policy in individual cases.

Term Limits

The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

As an alternative to term limits, the Corporate Governance Committee, in conjunction with the Chairman of the Board, will formally review each Director’s continuation on the Board every five years. This will also allow each Director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Board Compensation

A Director who is also an officer of the Company shall not receive additional compensation for such service as a Director.

The Company believes that compensation for non-employee Directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of Director compensation in Company stock or similar compensation. The Corporate Governance Committee will periodically review the level and form of the Company’s Director compensation, including how such compensation compares to Director compensation of companies of comparable size, industry and complexity. Changes to Director compensation will be proposed to the full Board for consideration.

No member of the Audit Committee may receive, directly or indirectly, any compensation from the Company other than (a) fees paid to directors for service on the Board, (b) additional fees paid to directors for service on a committee of the Board (including the Audit Committee) and/or for serving as the chairperson of such a committee and (c) a pension or other deferred compensation for prior service that is not contingent on future services on the Board.

Board Access to Management, other Employees and Advisors

Board members have complete access to the Company’s senior management and other employees. Board members have the authority to obtain advice and assistance from outside legal, accounting or other advisors of their own choosing, at the expense of the Company.

Board Interaction with Investors, Analysts, Press and Customers

The Board believes that management generally should speak for the Company. Any interested parties desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, Mr. Vernon E. Jordan, Jr., Senior Managing Director, Lazard Freres & Co., LLC, 30 Rockefeller Center, New York, New York 10020.

Board Orientation and Continuing Education

The Company has an orientation process for new Directors to familiarize them with the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and business ethics and corporate governance guidelines. This process includes review of background materials, meetings with senior management and visits to Company facilities. Each Director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a Director.

Self-Evaluation by the Board

The Corporate Governance Committee will sponsor an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board, the results of which will be discussed with the full Board and each committee. The assessment will include a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Corporate Governance Committee will also utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.

BOARD MEETINGS

Frequency of Meetings

There are 6 regularly scheduled meetings of the Board each year with at least one regularly scheduled meeting of the Board held each quarter.

Selection of Agenda Items for Board Meetings

The Chairman of the Board annually prepares a “Board of Directors Master Agenda.” This Master Agenda sets forth a general agenda of items to be considered by the Board at each of its regular meetings during the year. Thereafter, the Chairman of the Board may adjust the agenda to include special items not contemplated during the initial preparation of the annual Master Agenda. Board members are invited to suggest inclusion of items on the agenda and are free to raise, at any Board meeting, subjects that are not specifically on the agenda.

Executive Sessions of Outside Directors

Each regularly scheduled Board meeting includes an executive session of all Directors and the CEO and, a separate executive session of just the Directors who are independent as determined under these Guidelines. The Chairmen of the Governance Committee and the Compensation Committee will rotate responsibility to preside over non-management executive sessions and will be responsible for providing appropriate feedback to the CEO.

Attendance of Senior Management Personnel at Board Meetings

The Board expects the regular attendance at each of its meetings of non-Board members who are in the most senior management positions of the Company. In addition, the General Counsel and Corporate Secretary regularly attend Board meetings. Should the Chief Executive Officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the Board for its concurrence.

Board Materials Distributed in Advance

Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting are distributed sufficiently in advance of the meeting to permit prior review by the Directors. The Directors are expected to review such material prior to the meeting. In the event of a pressing need for the Board to meet on short notice or on occasions where the subject matter is too sensitive to be put on paper, certain proposals will be discussed at the meeting.

COMMITTEE MATTERS

Number and Names of Board Committees

The Company has 4 standing committees: Audit, Compensation, Corporate Governance and Finance. The purpose and responsibilities for each of these committees is outlined in committee charters adopted by the Board. The Board may, from time to time, form a new committee or disband a current committee depending on circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.

Independence of Board Committees

Each of the Audit, Compensation, Corporate Governance and Finance Committees are composed entirely of independent Directors satisfying applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee.

Assignment and Rotation of Committee Members

The Corporate Governance Committee is responsible, after consultation with the Chairman of the Board, for making recommendations to the Board with respect to the assignment of Board members to various committees. After reviewing the Corporate Governance Committee’s recommendations, the Board is responsible for appointing the Chairman and members to the committees on an annual basis.

The Corporate Governance Committee annually reviews the Committee assignments and considers the rotation of the Chairman and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various Directors.

Committee Meetings

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. The schedule for each committee will be furnished to all Directors.

LEADERSHIP DEVELOPMENT

Selection of the Chief Executive Officer

The Board is responsible for identifying potential candidates for, and selecting, the Company’s Chief Executive Officer. In identifying potential candidates for and selecting the Company’s Chief Executive Officer, the Board considers, among other things, a candidate’s experience, understanding of the Company’s business environment, leadership qualities, knowledge, skills, expertise, integrity, and reputation in the business community.

Evaluation of Chief Executive Officer

The Compensation Committee is responsible for overseeing the evaluation process for the Chief Executive Officer.

The process is intended to formally assess the Chief Executive Officer’s past performance as well as to help the Board determine future developmental needs for the Chief Executive Officer. Consequently, there are two types of measures: 1) Financial Performance Measures (such as cash, profit and revenue) which track accountability for past performance, and 2) Leadership Effectiveness Measures (such as employee morale, strategic leadership, and enterprise guardianship) which single out the key objectives that will assure the future success of the company.

The following steps are utilized to carry out this review:

•	The Compensation Committee reviews performance measures and targets and submits these for Board approval on or before the start of the first meeting of the fiscal year.

•	The Chief Executive Officer provides a self-evaluation to the Board within one-month of the end of the fiscal year.

•	The non-management Directors will provide their individual assessments of the Chief Executive Officer’s performance. These assessments should include the Director’s appraisal of the Financial Performance Measures and the Leadership Performance Measures approved by the Board as well as any other aspect of the Chief Executive Officer’s performance that the non-management Director deems relevant. In addition, non-management Directors should identify any future developmental needs they deem necessary for the Chief Executive Officer.

•	The Compensation Committee synthesizes this information and recommends annual incentive compensation of the Chief Executive Officer based on the evaluation. The Board will do this in executive session.

•	After agreement by the non-management Directors to the evaluation, the chairs of the Compensation Committee and the Corporate Governance Committee will meet with the Chief Executive Officer to discuss the Board’s assessment of performance and developmental needs for the Chief Executive Officer. The Chief Executive Officer may then take the opportunity to discuss his or her reaction to the evaluation.

Succession Planning

The Board shall plan for the succession to the position of the Chief Executive Officer. To assist the Board, the Chief Executive Officer shall conduct an annual succession planning session with the Board at which an assessment of senior managers will be conducted including their potential to succeed the Chief Executive Officer and other senior management positions.

Management Development

The Board shall determine that a satisfactory system is in effect for education, development, and orderly succession of senior and mid-level managers throughout the Company.

POLICIES AND GUIDELINES

Copies of the current version of these Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Ethics Policy and Finance Code of Conduct for employees and officers and the charter of each key committee of the Board shall be posted on the Company’s website.

Exhibit II

Audit Committee Charter
(Amended 2/17/2005)

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Xerox Corporation (the “Company”) shall be to assist in Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, (4) the performance of the Company’s independent auditors’ (the “Auditors”) and internal audit function (5) the Company’s code of business conduct and ethics; and to prepare the audit committee report that the rules of the Securities and Exchange Commission (the “SEC”) require to be included in the Company’s annual proxy statement. References herein to any term or provision of any law, rule or regulation shall include all amendments, restatements, supplements or modifications thereof, and all successor, replacement or redesignated terms or provisions thereto.

Duties and Responsibilities of the Committee

The Committee’s function is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls, while the Auditors will assist the Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls. The Committee expects the Auditors to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the Auditors’ work.

The Committee shall undertake the following activities in carrying out its oversight responsibilities:

Internal and External Audit Responsibilities

1.	The Committee shall have the sole authority to directly appoint, retain, compensate, evaluate and, where appropriate, replace the Auditors (subject, if appropriate, to ratification by a vote of the shareholders of the Company). The Auditors shall report directly to the Committee. The Committee must be directly responsible for oversight of the independent auditors, including resolution of disagreements between management and the Auditors.

2.	Review and pre-approve all the audit services to be performed, including the Auditors’ engagement letter for the annual audit of the Company in accordance with U.S. generally accepted auditing standards and the proposed fees in connection with such audit. Any additional services that management chooses to hire the independent auditors to perform must be approved individually by the Committee, prior to the independent auditors engagement. The authority for such pre-approval may be delegated to one or more members of the Committee; the decisions of any member to whom pre-approval authority is delegated shall be presented to the full Committee at the next Committee meeting. Additionally, the Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent accountant’s for non-audit services. Such policies and procedures would allow management to engage the Company’s independent accountant’s for non-audit services, provided the pre-approval policies and procedure are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934 to management. Engagement letters with respect to the services to be performed, whether audit or non-audit, approved in accordance with the foregoing may be signed on behalf of the Committee by its Chairman and on behalf of the Company by the Chief Financial Officer, Controller or Chief Accounting Officer of the Company.

3.	Examine and make recommendations, if any, with respect to the audit scope, plans for (including staffing and budgeting), and the results of, the annual audit conducted by the Auditors and the internal auditors.

4.	Receive and review periodic written reports from the Auditors regarding the Auditors independence and discuss such reports with the Auditor. Annually, obtain and review a report by the Auditors describing their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the firm. Such report shall also detail steps taken to resolve any issues raised in the above reviews, inquiries or investigations and all relationships between the independent auditor and the Company, including the matters covered by Independence Standards Board Standard Number 1. The Committee shall review and discuss with the Auditors any relationships or services that may impact the objectivity and independence of the Auditors and take appropriate action in response to the Auditors’ report to satisfy itself of the Auditors’ independence. This review shall include an evaluation of the lead partner of the Auditors. The Committee shall insure that the lead audit partner is rotated at least every five years to the extent required by the Securities Exchange Act of 1934, as amended by the Sarbanes Oxley Act of 2002 (the “Act”), and shall consider whether there should be regular rotation of the Auditors. The Committee shall present its findings from this report to the Board.

5.	The Committee shall establish clear policies with respect to the hiring of employees or former employees of the Auditors.

6.	The Committee shall ensure that none of the individuals serving in the positions of chief executive officer, chief financial officer, corporate controller, chief accounting officer, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the Auditors during the 1-year period preceding the date of initiation of any audit being performed by the Auditors.

7.	Review with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communications with audit committees (“SAS 61”), all alternative accounting treatments of financial information discussed with management (including the ramifications of using such alternative disclosures and treatments and the Auditors’ preferences) and all material written communications with management.

8.	Review the activities, organization, resources and qualifications of the Director of Worldwide Audit and of the internal audit organization.

9.	At least annually, review the progress made with respect to executing the approved internal audit plan as well as any modifications made to the plan during the year.

10.	Review with the Auditors and the internal auditors any audit problems or difficulties and disagreements with management encountered in the course of the audit, management’s response thereto and the related effects on audit scope and procedures. The Committee is responsible for resolving any disagreements between management and the Auditors or internal auditors regarding financial reporting.

11.	Examine and review with the Auditors, the internal auditors and the Company’s chief financial and accounting officers the comments and recommendations contained in the Auditors’, and the internal auditors’, summary audit management reports, as presented to the Committee, and management’s response to those reports, and advise the Board with respect thereto.

System of Internal Controls

12.	At least quarterly, the Committee shall meet with management, the internal auditors and the Auditors in separate executive sessions.

13.	Review with the management, the Auditors and the internal auditors the quality and adequacy of internal controls that could significantly affect the Company’s financial statements.

14.	Discuss with management and the Auditors the Company’s major financial risk exposures, the Company’s policies with respect to risk assessment and risk management and the steps management has taken to monitor and control these exposures.

15.	Review and make recommendations to the Board concerning the Company’s policies with regard to affiliate/related party transactions.

Financial Reporting Process and Financial Statements

16.	Discuss with management and the Auditors the quality and adequacy of the Company’s disclosure controls and procedures, and review disclosures made by the Company’s principal executive officer and principal financial officer in the Company’s periodic reports filed with the SEC regarding compliance with their certification obligations.

17.	Prior to each quarterly earnings release, the Committee shall discuss with management and the Auditors the earnings press release, as well as financial information and earnings guidance to be provided to investors, analysts or rating agencies. Discuss with management the Company’s policies with respect to the types of information and type of presentation to be used in earnings releases and in providing financial information and earnings guidance to the public.

18.	Meet to review and discuss with management and the Auditors the Company’s quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to filing on Forms 10-Q.

19.	Meet to review and discuss with management and the Auditors the annual audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, any changes in accounting policies and practices, financial reporting practices and significant reporting issues, critical accounting policies and significant estimates and judgments made in connection with the preparation of such audited financial statements, prior to filing on Forms 10-K.

20.	Review with management and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

21.	Review with, and make a recommendation to, the Board with respect to the inclusion of the audited financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in the Company’s Annual Report to Shareholders and in the Company’s Form 10-K to be filed with the SEC.

22.	Prepare the report from the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

Compliance with Laws and Regulations

23.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or government agencies.

Compliance with the Company’s Codes of Conduct

24.	Ensure that the Company’s Ethics Policy and Finance Code of Conduct (the “ethics codes”) are in writing and have annually been distributed to applicable Company employees, Directors and other individuals covered by its contents.

25.	Review at least annually with the Company’s Ethics Compliance Officer the process for monitoring compliance with the ethics codes and obtain regular updates from management regarding compliance. Establish procedures for reviewing, granting and, to the extent required by law, regulation or NYSE listing standards, promptly disclosing any waivers of the ethics codes for directors and executive officers.

26.	Establish and maintain a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Additionally, establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reporting and other Responsibilities

27.	Annually review and reassess the adequacy of the Committee’s purpose and responsibilities as herein set forth and recommend any proposed changes to the Board for approval.

28.	The Committee has the authority, without having to seek Board approval, and appropriate funding to obtain advice and assistance, as appropriate, from outside legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee may also conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.

29.	The Committee shall review at least quarterly with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Auditors, or the performance of the internal audit function.

30.	The Committee shall perform, at least annually, an evaluation of its own performance, and submit that evaluation, including any recommended changes to the Committee’s membership, charter or procedures, to the Board for review and discussion.

31.	The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting and such other matters as the Board shall from time to time specify.

Composition and Qualifications

The Committee shall be comprised of three or more directors, the exact number to be determined from time to time by resolution of the Board. Each member of the Committee shall (1) be “independent” as required by NYSE Corporate Governance Rules and any other legal requirements as shall from time to time be in effect, including, without limitation Rule 10A-3(b)(i) under the Act, subject to the exemptions provided in Rule 10A-3(c), and (2) have such financial/accounting literacy or expertise as required by NYSE listing standards and/or rules adopted by the SEC pursuant to the Act. The Board of Directors shall, in the exercise of business judgment, determine the “independence” and “financial literacy”, “financial expertise”, or “accounting and related financial management expertise” of directors for this purpose. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. A person who satisfies the definition of audit committee financial expert set out in Item 401(h) of Regulation S-K shall be presumed to have such accounting and related financial management expertise.

No Director may serve as a member of the Committee if such Director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Committee. Any such determination shall be disclosed in the Company’s annual proxy statement.

No “affiliated person” of the Company (including its consolidated subsidiaries) shall serve on the Committee in accordance with such definitions and rules as shall from time to time be adopted by SEC pursuant to the Act.

No member of the Committee may receive, nor any of his or her “immediate family member” (as defined in the NYSE Corporate Governance Rules) may receive, directly or indirectly, any amount in direct compensation from the Company (including its consolidated subsidiaries) other than (a) fees paid to directors for service on the Board, (b) additional fees paid to directors for service on a committee of the Board (including the Committee) and/or for serving as the chairperson of such a committee and (c) a pension or other deferred compensation for prior service that is not contingent in any way on future service.

The Chairman of the Committee shall be designated by a majority vote of the entire Board.

Members of the Committee shall be designated annually by a majority vote of the entire Board (after considering any recommendations of the Corporate Governance Committee) at the organizational meeting of the Board held in connection with the annual meeting of shareholders.

Vacancies on the Committee shall be filled by a majority vote of the entire Board. By a majority vote of the entire Board, a member of the Committee may be removed.

Structure and Operation

1.	Two members of the Committee shall constitute a quorum. When more than two members are present, the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

2.	The Secretary of the Company, or in the absence of the Secretary such person as may be designated by the Chairman of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

3.	The Committee shall meet in person or telephonically at least seven times a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

4.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

5.	The Committee may form and delegate authority to subcommittees when appropriate.

Except as expressly provided in this Charter, the By-laws of the Company, or the Company’s Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall establish its own rules of procedure.

2980-RPS-05

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

It’s a win-win solution! Reduce paper flow to your home and help the environment, too. If you have access to the Internet, we encourage you to consider receiving Xerox’s future Annual Reports and Proxy Statements in electronic format rather than in printed form. In electing to do so, you conserve natural resources and save your company money! To sign up for electronic delivery service, go to our transfer agent’s website at http://www.econsent.com/xrx at any time and follow instructions. If you vote by Internet, you can also sign up for electronic delivery service at the same time. Act Now!

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark	2980
votes as in
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Unless marked otherwise, this voting instruction and proxy card will be voted FOR Proposals 1 and 2.
The Board of Directors recommends a vote FOR proposals 1 and 2.
1. Election of Directors nominated by the Board.
(01) Glenn A. Britt, (02) Richard J. Harrington, (03) William Curt Hunter, (04) Vernon E. Jordan, Jr., (05) Hilmar Kopper, (06) Ralph S. Larsen, (07) Robert A. McDonald, (08) Anne M. Mulcahy, (09) N.J. Nicholas, Jr., (10) Ann N. Reese, and (11) Stephen Robert
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XEROX CORPORATION
ELECTION TO OBTAIN PROXY MATERIALS
ELECTRONICALLY INSTEAD OF BY MAIL

Xerox Corporation shareholders may elect to receive the Company’s future annual reports and proxy statements and to vote their shares through the Internet instead of receiving copies through the mail. Xerox is offering this service to provide added convenience to its shareholders and to reduce annual report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet World Wide Web. Costs normally associated with electronic access, such as usage and telephone charges, will be bourne by the shareholder.

To elect this option, go to website http://www.econsent.com/xrx. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

If you consent to receive the Company’s future proxy materials electronically, your consent will remain in effect unless it is withdrawn by revoking your consent at www.econsent.com/xrx. Also, if while this consent is in effect you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail our Transfer Agent, at: 1-800-828-6396; P.O. Box 43010, Providence, RI 02940-3010; http://www.equiserve.com.

YOU MAY ACCESS THE XEROX CORPORATION ANNUAL REPORT AND PROXY STATEMENT AT:
http://www.xerox.com/investor

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL BACK YOUR PROXY CARD. DETACH HERE IF MAILING.

VOTING INSTRUCTION AND PROXY CARD

XEROX CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
10:00 A.M. THURSDAY, MAY 19, 2005
HILTON HARTFORD HOTEL
315 TRUMBULL STREET
HARTFORD, CONNECTICUT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FROM SHAREHOLDERS OF COMMON STOCK

The undersigned appoints ANNE M. MULCAHY, N.J. NICHOLAS, JR. and ANN N. REESE and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof, (a) in accordance with the following ballot, and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

NOTICE TO PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN

This card also constitutes voting instructions for participants in the Xerox Corporation Employee Stock Ownership Plan. A Participant who signs below hereby instructs State Street Bank &: Trust Company, Trustee, to vote the shares of stock allocated to his or her Stock Account and a proportion of the shares held in the ESOP Trust for which no instructions have been received in accordance with the following direction.

SEE REVERSE SIDE	IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE